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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 19, 1994
                                                         ----------------

                               V.F. CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



              Pennsylvania              1-5256               23-1180120
             ---------------       ----------------        -------------
             (State or other       (Commission File        (IRS Employer
             jurisdiction of           Number                I.D. No.)
             incorporation)


                  1047 North Park Road, Wyomissing, PA  19610
                  -------------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (215) 378-1151
                                                           --------------


                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1.   Changes in Control of the Registrant.

          Not Applicable

Item 2.   Acquisition or Disposition of Assets.

          On January 19, 1994, Spice Acquisition Co., a Florida corporation and a wholly owned subsidiary of Registrant ("Spice"), accepted the tender of 17,630,419 shares, constituting approximately 95% of the outstanding shares, of the Common Stock, par value $0.01 per share, of Nutmeg Industries, Inc., a Florida corporation ("Nutmeg"), pursuant to its Offer to Purchase dated December 17, 1993 (the "Offer").

          The tender offer was for $17.50 per share, net to the seller in cash. The Offer was made pursuant to an Agreement and Plan of Merger, dated as of December 12, 1993, among the Registrant, Spice and Nutmeg (as amended, the "Merger Agreement"). On January 28, 1994, in accordance with the
Merger Agreement and Florida law, a short-form merger was completed, pursuant to which each outstanding share of Nutmeg not owned by the Registrant, Spice or any other subsidiary of the Registrant was converted into and represents solely the right to receive $17.50 per share, net to the stockholder in cash.

          The total amount of funds required to purchase Nutmeg's shares pursuant to the Offer, to retire outstanding debt of Nutmeg and to pay related fees and expenses was $352.0 million.

          The Registrant committed to provide these funds to Spice as either equity contributions or loans. The Registrant obtained such funds from its existing revolving credit facility ($92 million) pursuant to that certain Credit Agreement dated as of October 21, 1993, among the Registrant, certain financial institutions listed therein (the "Lenders") and Morgan Guaranty Trust Company of New York, as Agent, proceeds of Short-Term Notes (as defined herein) ($114.5 million), borrowings from Wachovia Bank of North Carolina, N.A. ($131.1 million), and cash on hand ($14.6 million). The Lenders are The Fuji Bank, Limited; P.N.C. Bank, National Association; Crestar Bank, and Societe Generale.





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          The Registrant also financed a portion of the purchase price from the proceeds of short-term notes issued in transactions exempt from registration under the Securities Act of 1933, as amended ("Short-Term Notes"). Short-Term Notes were issued pursuant to a December 15, 1993 agreement between the Registrant and Goldman Sachs Money Markets, L.P. Short-Term Notes have a maturity not in excess of 270 days from the date of issuance and have interest rates determined by market conditions at the time of issue.

          Nutmeg's assets consist of cash, accounts receivable, inventories and property, plant and equipment. These assets are utilized in the design and production of high quality licensed adult sports apparel under licenses granted by the four major American professional sports leagues (Major League Baseball, the National Basketball Association, the National Football League, and the National Hockey League) and most major American colleges and universities.
The Registrant intends to continue the business previously operated by Nutmeg.

          The amount of consideration paid under the Offer was determined by negotiation between and among representatives of the Registrant and Nutmeg.

          No material relationship existed between Nutmeg and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

          The acquisition of Nutmeg was preceded by an acquisition on January 4, 1994 of H.H. Cutler Company ("Cutler"). Pursuant to a Stock Purchase Agreement dated October 12, 1993 between the Registrant and the shareholders of H.H. Cutler Company, a Michigan corporation (the "Sellers"), the Registrant acquired all of the issued and outstanding shares of capital stock of Cutler, which consisted of one hundred ninety-six thousand eight hundred (196,800) shares of common stock, one dollar ($1.00) par value per share, ninety-eight thousand four hundred (98,400) shares of voting preferred stock, ten dollars ($10.00) par value per share, and four hundred ninety-two thousand (492,000) shares of non-voting preferred stock, ten dollars ($10.00), par value per share (collectively, the "Stock").

          Cutler's assets consist of cash, accounts receivable, inventories and property, plant and equipment. These assets are utilized in the manufacturing and marketing of licensed brand name youthwear. Cutler is the largest youthwear apparel licensee of Walt Disney products and the exclusive licensee of Fisher-Price kidswear in the United States. Cutler's sports licenses include the National Football League, Major League Baseball, the National Basketball Association, the National Hockey League, the World Cup





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and most major American colleges and universities.  Registrant intends to continue the business previously operated by Cutler.

          The aggregate consideration paid for the acquisition of the Stock was $158.3 million. This amount includes assumed debt in the amount of $5.2 million. The aggregate consideration paid was funded with cash on hand ($132.1 million) and proceeds of Short-Term Notes ($21 million).

          The amount of consideration paid for the acquisition of the Stock was determined by negotiation between and among representatives of the Registrant and Sellers.

          No material relationship existed between Cutler and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

Item 3.   Bankruptcy or Receivership.

          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable

Item 5.   Other Events.

          Not Applicable

Item 6.   Resignations of Registrant's Directors.

          Not Applicable

Item 7.   Financial Statements and Exhibits.

          (a)   Financial statements of business acquired.

          It is impracticable at the time of the filing of this Current Report to provide the required financial statements for Nutmeg Industries, Inc. Accordingly, the Registrant will file the required financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

          It is impracticable at the time of the filing of this Current Report to provide the required financial statements for H.H. Cutler Company. Accordingly, the Registrant will file the required financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.





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          (b)   Pro forma financial information.

          It is impracticable at the time of the filing of this Current Report for the Registrant to provide the pro forma financial information required by Regulation S-X. Accordingly, the Registrant will file the required pro forma financial information under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after this Current Report must be filed with the Commission.

          (c)   Exhibits.

          2.1 Stock Purchase Agreement dated October 12, 1993, by and among V.F. Corporation and the Shareholders of H.H. Cutler Company.

          2.2 Offer to Purchase, dated December 17, 1993, of all the outstanding shares of Common Stock of Nutmeg Industries, Inc. by Spice Acquisition Co., a wholly owned subsidiary of V.F. Corporation.

          2.3 Agreement and Plan of Merger, dated December 12, 1993, among Nutmeg Industries, Inc., V.F. Corporation and Spice Acquisition Co.

          2.4 Amendment No. 1, dated January 27, 1994, to Agreement and Plan of Merger among Nutmeg Industries, Inc., V.F. Corporation and Spice Acquisition Co.

          Item 8. Change in Fiscal Year.

                  Not Applicable

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            V.F. CORPORATION


                                            By: /s/  Gerard G. Johnson
                                                -----------------------------
                                                Gerard G. Johnson
                                                Vice President - Finance and
                                                  Chief Financial Officer



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